EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue, 34th Floor

New York, New York 10158

September 3, 2024

Cosmos Health Inc.

5 Agiou Georgiou Str.

Pilea, Thessaloniki, Greece

Re:

Post-Effective Amendment

No. 1 to Form S-3

Registration Statement

No. 333‑276755

Post-Effective Amendment

No. 1 to Form S-3

Registration Statement

No. 333‑269289

Post-Effective Amendment

No. 1 to Form S-3

Registration Statement

No. 333‑274093

Post-Effective Amendment

No. 1 to Form S-3

Registration Statement

No. 333‑267550

Ladies and Gentlemen:

We have acted as counsel for Cosmos Health Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the sale of up to an aggregate of 6,936,996 shares of its common stock, par value $0.001 per share (the "Common Stock"), consisting of (i) up to 2,045,710 shares of Common Stock issuable upon the exercise of December, 2022 Warrants, originally issued and sold to certain institutional investors and existing shareholders pursuant to the December 2022 Purchase Agreement; (ii) up to 20,162 shares of our Common Stock issuable upon the exercise of July 2023 Warrants, issued and sold to certain institutional investors and existing shareholders pursuant to July 2023 Purchase Agreement; and (iii) up to 4,874,124 shares of our Common Stock issuable to Armistice Capital Master Fund Ltd. (“Armistice”) upon the exercise of the Armistice New Warrants, issued to Armistice pursuant to the Warrant Exchange Agreement dated December 28, 2023 (the “December 2022 Warrants”) together with the July 2023 Warrants and the Armistice New Warrant, the “Warrants”. The Common Stock and Warrants are being offered and sold pursuant to this Post-Effective Amendment to Registration Statement pursuant to Rule 415 under the Securities Act in connection with the prospectus forming a part of Registration Statements on Form S-3 under the Securities Act. The December 2022 Warrant Shares were registered on Form S-3 Registration Statement No. 333-269289. The July 2023 Warrant Shares were registered on Form S-3 Registration Statement No. 333-274093. The Armistice New Warrant Shares were registered on Form S-3 Registration statement No. 333-276755. The Equity Warrants were registered on Shelf Registration Statement No. 333-267550. The Common Stock and Warrants are being sold by the Company.

September 3, 2024

In connection with this opinion, we have assumed that the Post-Effective Amendment to Registration Statements, and any amendments thereto will have become effective and the Common Stock will be sold in the manner described in the Post-Effective Amendment Registration Statement and the Prospectus relating thereto.

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessa1y for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also reviewed such questions of law as we have deemed necessa1y or appropriate.

As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Common Stock to be issued and sold by the Company has been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

2.

The Warrants to be issued and sold by the Selling Security holders have been duly authorized for issuance and, when issued and/or paid for in accordance with the terms and conditions of their respective warrant certificates, will constitute valid and binding obligations of and enforceable against the Company, in accordance with their terms under the laws of the jurisdiction governing the Warrants.

3.

The Warrant Shares to be issued by the Company upon exercise of the Warrants have been duly validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants and the respective Warrant Certificate, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the facts as they currently exist and the General Corporation Law of the State of Nevada (including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the statements with respect to us under the heading "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Post-Effective Amendment to Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Sincerely,

/s/: Davidoff Hutcher & Citron LLP
Davidoff Hutcher & Citron LLP

cc: Cosmos Health Inc.